EXHIBIT 3.2


                               RESTATED BY-LAWS OF
                             AMERICAN STORES COMPANY

                                    ARTICLE I
                                     OFFICES

     Section 1.01. Registered Office. The registered office of the Company shall be at 1209 Orange Street, Wilmington, County of New Castle, Delaware, until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.

     Section 1.02. Other Offices. The Company may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company requires.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.01. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the Board, the meeting for any calendar year shall be held at such time and date as the Board of Directors may determine and at said meeting the stockholders then entitled to vote shall elect by written ballot directors and shall transact such other business as may properly be brought before the meeting.

     Section 2.02. Special Meetings. Special meetings of the stockholders of the Company for any purpose or purposes for which meetings may lawfully be called, may be called at any time for any purpose or purposes by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies (the "Whole Board") or by any person or Committee expressly so authorized by resolution of the Whole Board of Directors and by no other person or persons. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

     Section 2.03. Place of Meeting. All meetings of the stockholders of the Company shall be held in Wilmington, Delaware, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

Amended Effective September 16, 1997


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     Section 2.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, and the purpose or purposes for which the meeting is called, whether annual or special, shall be delivered by the Company to each stockholder of record entitled to vote at the meeting either personally or by mail, charges prepaid, to his/her address as it appears on the stock transfer books of the Company, not less than ten nor more than sixty days before the date of the meeting. If the notice is sent by mail, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with charges thereon prepaid. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     Section 2.04.1 Notice of Nominations and Stockholder Business

(A)  Annual Meetings of Stockholders.

     (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving the notice provided for in this by-law who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a


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          director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     (3) Notwithstanding any provision in this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.

(C) General.

     (1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with


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


          this by-law, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 2.05. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these by-laws. The Chairman of the meeting or a majority of the shares so represented shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not there is such a quorum. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Company's Certificate of Incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

     Section 2.06. Organization. At every meeting of the stockholders the Chairman of the Board, if there be one, or in the case of vacancy in office or absence of the Chairman of the Board, such person as may be designated by the Board of Directors, or, in the absence of any such person, one of the following persons present in the order stated: the Vice Chairmen of the Board, if there be one in their order of rank and seniority; the Chief Executive Officer; the President; the Executive Vice Presidents (or equivalent officers) and the Vice Presidents, in their order of rank and seniority; or a Chairman chosen by the stockholders entitled to cast a


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majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his/her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary.

     Section 2.07. Voting: Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power registered in his/her name on the books of the Company on the record date for such meeting. All elections of directors shall be by written ballot. The vote upon any other matter need not be by ballot. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his/her duly authorized attorney-in-fact and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provisions in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company.

     Section 2.08. Voting Lists. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.09. Inspectors of Election; Opening and Closing the Polls. In advance of any meeting of stockholders the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may, and upon the demand of any stockholder or his/her proxy at the meeting and before voting begins, shall appoint inspectors of election. The number of inspectors shall be either one, two or three, as determined, in the case of inspectors appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as an inspector. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be


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filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the Chairman of the meeting.

     If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     On request of the Chairman of the meeting or of any stockholder or his/her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

     The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     Section 2.10. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.01. Board Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors; and all powers of the Company, except those specifically reserved or granted to the stockholders by statute, the Certificate of Incorporation or these by-laws, are hereby granted to and vested in the Board of Directors.

     Section 3.02. Number, Term of Office and Qualification. The Board of Directors shall consist of such number of directors not less than five nor more than twenty as may be determined from time to time by the Board of Directors. Each director elected prior to 1995 shall hold office for the term of years for which that director was elected and until that director's successor is elected and qualified or until that director's earlier resignation or removal, and each director elected after January 1, 1995 shall hold office until the next annual meeting of shareholders and until that director's successor is elected and qualified or until that director's earlier resignation or removal. All directors of the Company shall be natural persons of full age.


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     Section 3.03. Vacancies. Vacancies, regardless of how such vacancies may have been created, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual meeting of stockholders and until that director's successor is elected and qualified or until that director's earlier resignation or removal. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3.04. Resignations. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.05. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following in the order stated: the Vice Chairmen of the Board, if there be one, in their order of rank and seniority; the Lead Outside Director; or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or in his/her absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

     Section 3.06. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Chairman of the Board or the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

     Section 3.07. Organization Meeting. Immediately after each annual election of directors or other meeting at which the entire Board of Directors is elected, the newly elected Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting, other than this By-law, need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.


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     Section 3.08. Regular Meetings. Other regular meetings of the Board of
Directors shall be held without notice at such time and at such place as shall be determined from time to time by resolution of the Board of Directors, without other notice than such resolution.

     Section 3.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or on the written request of three or more of the directors. The person or persons authorized to call such special meetings may fix the place and time of the meetings. Notice of each such meeting shall be given to each director at his/her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least forty-eight (48) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.07 of these By-laws.

     Section 3.10. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. Because of the concern for confidentiality and electronic interference or signal disruption, only "wired" communication should be used.

     Section 3.11. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or Committee,


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as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee as the case may be.

     Section 3.12. Committees of the Board of Directors. The Board of Directors may, by a resolution adopted by a majority of the Whole Board, designate committees consisting of two or more directors who shall be approved by a majority of the Whole Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The committees of the Board shall have and exercise, to the extent provided by law, the authority of the Board of Directors to the extent provided in the resolution designating the committee; provided, that no committee of the Board of Directors shall have the authority of the Board with respect to any of the following actions:

     (1)  Declaring any dividend;

     (2)  Authorizing the issuance of any stock of the Company;

     (3) Amending the Certificate of Incorporation, except to the extent permitted by Section 141(c) of the Delaware General Corporation Law.

     (4)  Adopting an agreement of merger or consolidation;

     (5) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

     (6) Recommending to the stockholders a dissolution of the Company or a revocation of a dissolution; or

     (7) Amending the by-laws of the Company.

     The provisions of Section 3.09 with respect to the provision of notice for special meetings shall be applicable to all committees of the Board.

     At all meetings of any committee of the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members of the committee present at any meeting thereof at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided for in the resolution establishing the committee, or by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of any committee of the Board, the committee members present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.13. Interested Directors or Officers. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other


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company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

     (1) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 3.14. Compensation. Each director who is not also a full-time active employee of the Company or any subsidiary thereof shall be paid such compensation for his or her services as a director and shall be reimbursed for such expenses as may be fixed by the Board of Directors.

                                   ARTICLE IV
                            NOTICE, WAIVERS, MEETINGS

                            DELETED IN ITS ENTIRETY.

                                    ARTICLE V
                                    OFFICERS

     Section 5.01. Number, Qualifications and Designation. The officers of the Company shall be chosen by the Board of Directors and may be, as the Board from time to time deems proper, a Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents (or their functional equivalents, including, without limitation, a


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


Chief Financial Officer), Senior Vice Presidents and Vice Presidents, a Secretary and a Treasurer. Such other officers as the Board from time to time deems proper may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office.

     Section 5.02. Election and Term of Office. The officers of the Company, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his/her office until his/her successor shall have been elected and qualified, or until his/her earlier resignation or removal.

     Section 5.03. Subordinate Officers, Committees and Agents. The Board of Directors may, from time to time, elect such other officers, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     Section 5.04. Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contractual rights, if any, of the Company.

     Section 5.05. Removal. Any officer, committee, employee or other agent of the Company may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the Company will be served thereby. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03 of this Article, as the case may be, and if the office is one for which these by-laws prescribe a term, shall be filled for the unexpired portion of the term.

     Section 5.07. General Powers. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the day-to-day management of the Company's business and affairs shall be conducted by or under the supervision of the Chairman of the Board and/or Chief Executive Officer and by those other officers and employees to whom management functions are delegated by the Board of Directors or the Chairman of the Board and/or Chief Executive Officer.

     Section 5.08. Corporate Authority. The Chairman of the Board shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the Company. By virtue of his/her office, the Chairman of the Board shall be a member of all committees of the Board of Directors or of the Company except as otherwise specifically provided. He/she shall, from time to time, in his/her discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the Company. He/she shall also perform such other duties and have such other powers as may be assigned to him/her from time to time by the Board of Directors.

     Section 5.09. The Chairman and Vice Chairmen of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as from time to time may be assigned to him/her by the Board of Directors. The Vice Chairmen of the Board, if there be one, in their order of rank and seniority, shall perform such duties as may from time to time be assigned to them by the Board of Directors, by the Chairman of the Board or these by-laws.

     Section 5.10. The President. The President shall act in a general executive capacity, shall perform such duties as from time to time may be assigned to him/her by the Board of Directors or by the Chairman of the Board and/or Chief Executive Officer, and shall generally assist the Chairman of the Board and/or the Chief Executive Officer in the administration and operation of the Company's business and general supervision of its policies and affairs.

     Section 5.11. The Vice Presidents. The Company may have one or more Executive Vice Presidents (or their functional equivalents), Senior Vice Presidents and Vice Presidents having such duties as from time to time may be determined by the Board of Directors or by the Chairman of the Board and/or Chief Executive Officer pursuant to Section 5.07.

     Section 5.12. Chief Financial Officer. The Chief Financial Officer (if any) shall act in an executive financial capacity. He/she shall assist the Chairman of the Board and/or the Chief Executive Officer in the general supervision of the Company's financial policies and affairs.

     Section 5.13. The Secretary. The Secretary shall keep full minutes of all meetings of the stockholders and of the Board of Directors; shall be ex-officio Secretary of the Board of Directors; shall attend all meetings of the stockholders and of the Board of Directors; shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notices of all meetings of the stockholders of the Company and of the Board of Directors; shall be the custodian of the seal of the Company and see that it is affixed to all documents to be executed on behalf of the Company under its seal; shall have responsibility for the custody and safekeeping of all permanent records and other documents of the Company; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board, under whose supervision he/she shall be. The Board of Directors may elect one or more Assistant

Secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chairman of the Board.

     Section 5.14. The Treasurer. The Treasurer shall have or provide for the custody of all funds, securities and other property of the Company; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the Company; shall deposit or cause to be deposited all said moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of Company funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of his/her office in books belonging to the Company; shall, whenever so required by the Board of Directors, the Executive Committee or an Audit Committee, render an accounting showing his/her transactions as Treasurer, and the financial condition of the Company; and, in general, shall discharge any other duties as may from time to time be assigned to him/her by the Board of Directors. The Board of Directors may elect one or more Assistant Treasurers to perform the duties of the Treasurer as shall from time to time be assigned to them by the Board of Directors or the Treasurer.

     Section 5.15. The Controller. The Board of Directors may appoint a Controller who shall maintain full and accurate records of all assets and liabilities and transactions of the Company, see that adequate audits thereof are currently and regularly made and, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of the Company shall be conducted with maximum safeguards, efficiency and economy. He/she shall make all such records available for examination when so required by the Board of Directors, the Executive Committee, or an Audit Committee. He/she shall perform such other duties and have such other obligations as may be prescribed by the Board of Directors or by the Chairman of the Board.

     Section 5.16. Officer's Bonds. Any officer shall give a bond for the faithful discharge of his/her duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require. The Company may obtain such bonds at its expense as the Board of Directors shall require.

     Section 5.17. Compensation. The compensation of the officers and agents of the Company elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such committee as may be designated by the Board of Directors to fix salaries or other compensation of officers.

                                   ARTICLE VI
                      CERTIFICATES OF STOCK, TRANSFER, ETC.

     Section 6.01. Issuance. The certificates for stock of the Company shall be numbered and registered in the stock ledger and transfer books or equivalent records of the Company as they are issued. They shall be signed by the Chairman of the Board, the President, an

Executive Vice President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed if such certificate of stock is signed or countersigned by a transfer agent or by a registrar, which signature may also be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he/she were such officer, transfer agent or registrar at the date of its issue.

     Section 6.02. Transfer. Transfers of shares of stock of the Company shall be made on the books of the Company upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, Article 8 of Title 5A of the Delaware Code, and its amendments and supplements.

     Section 6.03. Stock Certificates. Stock certificates of the Company shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

     Section 6.04. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6.05. Record Holder of Shares. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 6.06. Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the

Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Only such stockholders as shall be stockholders on the record date fixed or determined as aforesaid shall be entitled to notice of or to vote at such meeting or adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII
                  INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

                            DELETED IN ITS ENTIRETY.

                                  ARTICLE VIII
                                    INSURANCE

                            DELETED IN ITS ENTIRETY.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.01. Corporate Seal. The corporate seal of the Company shall have inscribed thereon the name of the Company, the year of its incorporation and the words "Corporate

Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 9.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors, or officer or officers authorized by resolution of the Board of Directors may, from time to time, designate.

     Section 9.03. Contracts. Except as otherwise provided in these by-laws, the Board of Directors may authorize any officer or officers including the Chairman and Vice Chairmen of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Company and such authority may be general or confined to specific instances.

     Section 9.04. Audit. The Board of Directors shall cause the accounts and records of the Company and its subsidiaries to be examined and audited by a firm of independent certified public accountants at least once each year. The Board of Directors each year shall cause a report of the financial condition of the Company and its subsidiaries as of the closing date of the preceding fiscal year to be prepared. Such report shall be in such form as shall be approved by the Board of Directors and shall be examined and audited by a firm of independent certified public accountants.

     Section 9.05. Inspection. The books, accounts and records of the Company shall be open for inspection in person by any member of the Board of Directors at all times.

     Section 9.06. Amendment of by-laws. These by-laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Company except by the vote of not less than 80% of the total outstanding shares of common stock as well as a majority of the total outstanding shares of common stock not held by a Related Person (as defined in Article Thirteenth of the Certificate of Incorporation) and/or its affiliates. Nothing contained herein shall detract from the authority of the Board of Directors to make, alter or repeal the by-laws of the Company (as set forth in Article 10.03(a) of the Certificate of Incorporation).

     Section 9.07. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

     Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.